EXHIBIT 21 PARENT AND SUBSIDIARIES OF REGISTRANT

The subsidiaries of MART are listed below.  All are engaged in the ownership and/or development of commercial real estate in the United States.  All are included in the consolidated financial statements filed as part of this Annual

Report.

Name	State of Incorporation or Formation	Interest

Corporations:

Arundel Plaza Associates, Inc.	Maryland	100%
Brandywine Commons, Inc.	Maryland	100%
BTR Arkor, Inc.	Maryland	100%
BTR Atlanta Daycare, Inc.	Maryland	100%
BTR Business Center, Inc.	Maryland	100%
BTR East Greenbush, Inc.	Maryland	100%
BTR Free State Bowls, Inc.	Maryland	100%
BTR Gateway, Inc.	Maryland	100%
BTR Holdings, Inc.	Maryland	100%
BTR Manassas, Inc.	Maryland	100%
BTR New Ridge, Inc.	Maryland	100%
BTR Northwood Properties, Inc.	Maryland	100%
BTR Odenton Properties, Inc.	Maryland	100%
BTR Salisbury, Inc.	Maryland	100%
BTR Southdale, Inc.	Maryland	100%
BTR Waldorf Development Corporation	Maryland	100%
BTR Waldorf Tire, Inc.	Maryland	100%
Burke Town Plaza, Inc.	Maryland	100%
Clinton Development Co., Inc.	Maryland	100%
Colonie Plaza, Inc.	Maryland	100%
Columbia Plaza, Inc.	Maryland	100%
Commonwealth Plaza, Inc.	Maryland	100%
Concourse Realty Management, Inc.	Maryland	100%
Davis Ford Properties, Inc.	Maryland	100%
Easton Shoppes, Inc.	Maryland	100%
Essanwy, Inc.	Maryland	100%
Fredericksburg Plaza, Inc.	Maryland	100%
Harrisonburg Plaza, Inc.	Maryland	100%
Kingston Crossing, Inc.	Maryland	100%
M&B Services Corp.	Maryland	100%
MART Acquisition, Inc.	Maryland	100%
New Town Village, Inc.	Maryland	100%
North East Station, Inc.	Maryland	100%
Rolling Road Plaza, Inc.	Maryland	100%
Rosedale Partners, Inc.	Maryland	100%
Rosedale Plaza, Inc.	Maryland	100%
Route 642 Properties, Inc.	Maryland	100%
Security Square Center, Inc.	Maryland	100%
Southwest Development Properties, Inc.	Maryland	100%
Timonium Shopping Center, Inc.	Maryland	100%
Wake Plaza, Inc.	Maryland	100%
Waverly Woods Center, Inc.	Maryland	100%
Wyaness, Inc.	Maryland	100%

Limited Liability Companies:

Dover Square, LLC	Maryland	100%
Fullerton Plaza, LLC	Maryland	100%
MART Glen Burnie, LLC	Maryland	100%
MART Greenbrier, LLC	Maryland	100%
MART Perry Hall, LLC	Maryland	100%
MART Saucon, LLC	Maryland	100%
Perry Hall Square, LLC	Maryland	100%
Pittsfield Center, LLC	Maryland	100%
Pottstown Plaza, LLC	Maryland	100%
Radcliffe, LLC	Maryland	100%
Ritchie, LLP	Maryland	67%
Rosedale, LLC	Maryland	100%
Round Hollow, LLC	Maryland	100%
Security Center, LLC	Maryland	100%
Shrewsbury Center, LLC	Maryland	100%
SSSC, LLC	Maryland	100%
Stonehedge Center, LLC	Maryland	100%
Stonehenge, LLC	Maryland	100%
Talton, LLC	Maryland	100%
Timonium Shopping Center Associates, LLC	Maryland	100%
WWC, LLC	Maryland	100%
Yorkway Associates, LLC	Maryland	100%

The following are partnerships in which Mid-Atlantic Realty Trust has partnership interests:

Name	State of Formation	Interest
Kensington Associates	Maryland	93%
MART Limited Partnership	Maryland	86%
Northwood Limited Partnership	Maryland	67%
Rosedale Plaza Limited Partnership	Maryland	100%
Saucon Valley Square, LP	Maryland	100%
Scotia Crossing Associates	Maryland	50%
Southdale Limited Partnership	Maryland	50%
Wyaness Associates	Maryland	100%